Exhibit 99

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of NCR Savings Plan on Form 11-K for the year ending December 31, 2002, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of NCR Corporation with oversight responsibility for the NCR Savings Plan, hereby certifies, pursuant to 18 U.S.C. § 1350 (section 906 of the Sarbanes-Oxley Act of 2002), that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of NCR Savings Plan.

The foregoing certification (i) is given to such officers’ knowledge, based upon such officers’ investigation as they reasonably deem appropriate; and (ii) is being furnished solely pursuant to 18 U.S.C. § 1350 (section 906 of the Sarbanes-Oxley Act of 2002) and is not being filed as part of the Report or as a separate disclosure document.

Date: June 30, 2003	By:	/s/ EARL SHANKS
Earl Shank Senior Vice President and Chief Financial Officer, NCR Corporation

Date: June 30, 2003	By:	/s/ WILBERT BUITER
Wilbert Buiter Senior Vice President, Human Resources NCR Corporation

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to NCR Corporation and will be retained by NCR Corporation and furnished to the United States Securities and Exchange Commission or its staff upon request.